SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K-A1

                           CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                       September 26, 2001
                         Date of Report
               (Date of Earliest Event Reported)

                       SANGUINE CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                         0-24480                95-4347608
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                    101 East Green Street, #11
                 Pasadena, California 91105
            (Address of Principal Executive Offices)

                         (626) 405-0079
                 Registrant's Telephone Number

Item 5.   Other.

          Effective August 24, 2001, the Board of Directors of Sanguine Corporation, a Nevada corporation (the "Company"), and the Board of Directors and the majority stockholder of Sanguine Corporation, a California corporation ("Sanguine California"), voted to adopt an Agreement and Plan of Merger (the "Plan"), by which Sanguine California would be merged with and into the Company, with the Company being the surviving corporation. Immediately prior to the merger, Sanguine California was the Company's 94%-owned subsidiary.

          The Plan provided for the Company to issue a total of 910,225 "unregistered" and "restricted" shares of its common stock to the six minority stockholders of Sanguine California, in exchange for all Sanguine California shares held by such stockholders. Four of the six minority stockholders, who collectively held 357,040 shares of Sanguine California common stock, agreed to the merger and the issuance of a total of 840,195 shares of the Company's common stock in exchange for all of their Sanguine California shares. The remaining stockholders have not been located, but shares have been issued for their benefit and are being held by the Company's transfer agent.

          Articles of Merger with respect to the merger were filed with the Nevada Secretary of State on September 11, 2001, and with the California Secretary of State on September 26, 2001. A copy of the Articles of Merger and the Plan was attached as an exhibit to the Company's Current Report on Form 8-K, dated September 26, 2001, which was filed with the Securities and Exchange Commission on October 30, 2001. See Item 7, below.

          Following the completion of the merger, the separate existence of Sanguine California ceased and the Company succeeded to all corporate rights, contracts, assets and liabilities of Sanguine California.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a)  Financial Statements of Businesses Acquired.

               None; not applicable.

          (b)  Pro Forma Financial Information.

               None; not applicable.

          Exhibits.

Exhibit
Number                   Description
------                   -----------

  2                      Articles of Merger with Agreement and Plan of Merger*


     * These documents were filed as exhibits to the Company's Current Report on Form 8-K, dated September 26, 2001, which was filed with the Securities and Exchange Commission on October 30, 2001, and are incorporated herein by this reference.


                             SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SANGUINE CORPORATION


Date: 11/12/01                By: /s/ Thomas C. Drees
     -------------               --------------------------------------
                                 Thomas C. Drees, Ph.D.
                                 CEO, President and Chairman of the Board of
                                 Directors